Exhibit 10.2

SUBSCRIPTION AGREEMENT

This subscription agreement (this “Subscription Agreement”) is entered into this November [9], 2021, by and among Crown PropTech Acquisitions., a Cayman Islands exempted company (the “Issuer” or “SPAC”; for the avoidance of doubt, references to the “Issuer” or “SPAC” will include the “Post-Domestication Corporation” as defined below, except as the context may otherwise require), and the undersigned subscriber (“Subscriber” or “you”). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Business Combination Agreement (as defined below).

WHEREAS, the Issuer, Brivo Inc., a Nevada corporation (“Brivo”), Crown PropTech Merger Sub I Corp., a Delaware corporation and a wholly owned subsidiary of the Issuer (“Merger Sub I”), and Crown PropTech Merger Sub II LLC, a Delaware limited liability company and a wholly owned subsidiary of the Issuer (“Merger Sub II”), will contemporaneously with the execution of this Subscription Agreement, enter into that certain Business Combination Agreement, dated as of the date hereof (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which, among other things, (i) on the day prior to the Closing, the Issuer will domesticate as a Delaware corporation (the “Domestication,” and the Issuer after the Domestication is sometimes referred to as the “Post-Domestication Corporation”), (ii) on the day after the Domestication, certain investors will purchase Convertible Notes (as defined below) (the “PIPE Financing”), (iii) immediately following the purchase of the Convertible Notes, Merger Sub I will merge with and into Brivo with Brivo (the “First Merger”) surviving the First Merger as the surviving corporation (the “Surviving Corporation”) and the separate corporate existence of Merger Sub I shall cease and the Surviving Corporation will become a wholly owned subsidiary of the Issuer, and (iv) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Merger Sub II, with Merger Sub II surviving as the surviving entity (the “Surviving Entity”) and the separate corporate existence of the Surviving Corporation shall cease, and the Surviving Entity will be a wholly owned subsidiary of the Issuer (steps (iii) and (iv) herein together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”).

WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase from the Issuer $73.0 million aggregate principal amount of convertible notes of the Issuer (the “Convertible Notes”) (the “Subscribed Notes”) that will be issued pursuant to the indenture attached as Exhibit A hereto (the “Indenture”) and convertible into shares (the “Note Equity Securities”) of Class A common stock, par value of $0.0001 per share, of the Post-Domestication Corporation (the “Class A Common Stock”). The aggregate purchase price to be paid by Subscriber for the Subscribed Notes (as set forth on the signature page hereto) is referred to herein as the “Purchase Price,” and the fee, equal to 3.0% of the Purchase Price to be paid by the Issuer to the Subscriber at Closing is referred to herein as the “Purchase Fee,” and the Issuer desires to issue and sell Subscriber the Subscribed Notes in consideration of the payment of the Purchase Price therefor by or on behalf of Subscriber to the Issuer, all on the terms and subject to the conditions set forth herein; and

WHEREAS, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or “accredited investors” (within the meaning of Rule 501(a) under the Securities Act) (each, an “Other Subscriber”) have, severally and not jointly, entered into one or more separate subscription agreements with the Issuer that are substantially similar to this Subscription Agreement (the “Other Subscription Agreements”), pursuant to which such Other Subscribers have agreed to purchase Convertible Notes on the Closing Date (as defined below) that will form a single series with the Subscribed Notes under the Indenture and shall be fungible for U.S. federal income tax purposes.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

The parties hereto agree that (i) the Issuer will enter into separate Other Subscription Agreements with respect to each Other Subscriber and (ii) the Subscriber listed on the signature page hereto shall not have any liability under this Subscription Agreement or any Other Subscription Agreement for the obligations of any Other Subscriber under any Other Subscription Agreement. The decision of Subscriber to purchase the Subscribed Notes pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Issuer, Brivo or any of their respective subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by the Subscriber or investor pursuant hereto or thereto, shall be deemed to constitute the formation by or existence among, Subscriber and Other Subscribers or any other investors, of a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and Other Subscribers or any other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Subscribed Notes or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

1.            Subscription. Subject to the terms and conditions hereof, at the Closing Date (as defined below), immediately prior to the expected consummation of the Transactions, Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Subscribed Notes. Each of the parties hereto acknowledges and agrees that the Note Equity Securities that will be issued upon conversion of the Convertible Notes shall be shares of common stock in a Delaware corporation (and not shares in a Cayman Island exempted company). At the Closing Date, upon the issue and sale to Subscriber of the Subscribed Notes, Issuer shall deliver the Purchase Fee to Subscriber. Such subscription and issuance is hereinafter referred to as the “Subscription”.

2.            Representations, Warranties and Agreements.

2.1.            Subscriber’s Representations, Warranties and Agreements. To induce the Issuer to issue the Subscribed Notes, Subscriber hereby represents and warrants to the Issuer and acknowledges and agrees with the Issuer as follows:

2.1.1.            Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

2.1.2.            This Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. Assuming that this Subscription Agreement constitutes the valid and binding agreement of the Issuer, this Subscription Agreement is the valid and binding obligation of Subscriber, and is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.1.3.            The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein do not and will not (i) constitute or result in any violation of the provisions of the organizational or formation documents of Subscriber or any of its subsidiaries or (ii) constitute or result in any violation of any (a) statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or (b) agreement or other undertaking to which Subscriber is a party or by which Subscriber is bound that would reasonably be expected to have a material adverse effect on the legal authority or ability of Subscriber to enter into or timely perform its obligations under this Subscription Agreement (a “Subscriber Material Adverse Effect”).

2.1.4.            Subscriber (i) is (a) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” within the meaning of Rule 501(a) under the Securities Act, (b) an Institutional Account as defined in FINRA Rule 4512(c) and/or (c) a sophisticated institutional investor, experienced in investing in transactions of the type contemplated by this Subscription Agreement and has such knowledge and experience in financial and business matters to be capable of evaluating merits and investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including Subscriber’s participation in the purchase of the Subscribed Notes, in each case, satisfying the applicable requirements set forth on Schedule I, and has the ability to bear the economic risks of an investment in the Subscribed Notes and can afford a complete loss of such investment, (ii) is acquiring the Subscribed Notes only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Notes as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer or accredited investor, and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account for investment purposes only and not with a view to, or for offer or sale in connection with, any distribution of the Subscribed Notes or the Note Equity Securities in any manner that would violate the securities laws of the United States or any other applicable jurisdiction and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Subscribed Notes and is not acquiring the Subscribed Notes or the Note Equity Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule I following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Notes.

2.1.5.            Subscriber understands that the Subscribed Notes are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Subscribed Notes and the Note Equity Securities have not been registered under the Securities Act and that the Subscribed Notes are being offered in reliance on a private placement exemption from registration under the Securities Act. Subscriber understands that the Subscribed Notes and the Note Equity Securities may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that the Subscribed Notes and the Note Equity Securities shall be subject to a legend to such effect (provided that such legends will be eligible for removal upon compliance with the relevant resale provisions of Rule 144). Subscriber understands and agrees that the Subscribed Notes and, upon conversion, the Note Equity Securities will be subject to the foregoing restrictions and, as a result, Subscriber may not be able to readily resell the Subscribed Notes and the Note Equity Securities and may be required to bear the financial risk of an investment in the Subscribed Notes and/or the Note Equity Securities for an indefinite period of time. Subscriber understands that it has been advised to consult independent legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Notes and the Note Equity Securities. Subscriber has determined based on its own independent review and such professional advice as it deems appropriate that the Subscribed Notes and the Note Equity Securities are a suitable investment for Subscriber, notwithstanding the substantial risks inherent in investing in or holding the Subscribed Notes and, upon conversion, the Note Equity Securities.

2.1.6.            Subscriber understands and agrees that Subscriber is purchasing the Subscribed Notes directly from the Issuer. Subscriber further acknowledges that there have been no representations, warranties, covenants or agreements made to Subscriber, expressly or by implication, other than those representations, warranties, covenants and agreements expressly set forth in this Subscription Agreement.

2.1.7.            If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Subscriber represents and warrants that its acquisition and holding of the Subscribed Notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”).

2.1.8.            In making its decision to purchase the Subscribed Notes, Subscriber represents that it has relied solely upon independent investigation made by Subscriber and the representations, warranties and covenants of the Issuer contained in this Subscription Agreement. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by anyone (including RBC Capital Markets, LLC and its respective directors, officers, employees, representatives and controlling persons (collectively, the “Placement Agent”)), other than the Issuer, Brivo and their respective representatives or the Subscribed Notes or the offer and sale of the Subscribed Notes, and Subscriber further acknowledges that the Placement Agent has made no independent investigation with respect to the Issuer, Brivo, the Subscribed Notes or the Note Equity Securities or the accuracy, completeness or adequacy of any information supplied to each Placement Agent by, or on behalf of, the Issuer or Brivo. Subscriber acknowledges and agrees that Subscriber has received access to and has had an adequate opportunity to review such information, as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Notes and the Note Equity Securities upon conversion, including with respect to the Issuer, Brivo and the Transactions. Subscriber understands that the financial statements and other financial information (whether historical or in the form of financial forecasts or projections) of the Issuer and Brivo, respectively, have been prepared and reviewed solely by the Issuer, Brivo and their respective officers and employees, as the case may be, and have not been reviewed by the Placement Agent or any outside party or, except as expressly set forth therein, certified or audited by an independent third-party auditor or audit firm. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Notes. Subscriber represents and warrants it is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Transactions, the Subscribed Notes, the Note Equity Securities and the business, condition (financial and otherwise), management, operations, properties and prospects of the Issuer and Brivo, including all business, legal, regulatory, accounting, credit and tax matters, and Subscriber has satisfied itself concerning such matters relevant to its investment in the Subscribed Notes, including the Note Equity Securities upon conversion. Subscriber further acknowledges that Subscriber has not relied upon the Placement Agent in connection with Subscriber’s due diligence review of the offering of the Subscribed Notes and the Issuer and Brivo.

2.1.9.            Subscriber acknowledges and agrees that (i) it has been informed that the Placement Agent is acting solely as placement agent in connection with the Transactions and is not acting as an underwriter or in any other capacity in connection with the transactions contemplated by this Subscription Agreement and is not and shall not be construed as a fiduciary or financial advisor for Subscriber in connection with the Transactions, (ii) the Placement Agent has not made and will not make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the Transactions, in each case, to Subscriber, (iii) the Placement Agent will have no responsibility to Subscriber with respect to (a) any representations, warranties or agreements made by any person or entity under or in connection with the Transactions or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (b) the business, condition (financial and otherwise), management, operations, properties or prospects of, the Issuer, Brivo or the Transactions, and (iv) the Placement Agent shall have no liability or obligation (including for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by Subscriber), whether in contract, tort or otherwise, to Subscriber, or to any person claiming through Subscriber, in respect of the Transactions or the transactions contemplated by this Subscription Agreement. The Placement Agent may rely upon these representations and warranties of Subscriber. Subscriber further acknowledges that RBC Capital Markets, LLC is acting as financial advisor to the Issuer in connection with the Transactions and that Imperial Capital, LLC is acting as financial advisor to Brivo in connection with the Transactions.

2.1.10.            Subscriber became aware of this offering of the Subscribed Notes solely by means of direct contact between Subscriber and the Issuer or one of their respective representatives, including the Placement Agent. Subscriber did not become aware of this offering of the Subscribed Notes, nor were the Subscribed Notes or the Note Equity Securities offered to Subscriber, by any general solicitation or other means. Subscriber acknowledges that the Issuer represents and warrants that the Subscribed Notes or the Note Equity Securities were not offered by any form of general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act, or any manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state or non-U.S. securities laws.

2.1.11.            Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Notes or made any findings or determination as to the fairness of an investment in the Subscribed Notes.

2.1.12.            Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law; provided, that Subscriber is permitted to do so under applicable law. If Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Subscriber represents that it, directly or indirectly through a third-party administrator, maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it, directly or indirectly through a third-party administrator, maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Subscriber further represents and warrants that, to the extent required, it, directly or indirectly through a third-party administrator, maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Subscribed Notes were legally derived.

2.1.13.            If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other Similar Laws or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”), Subscriber represents and warrants that none of the Issuer, Brivo or any of their respective affiliates (the “Transaction Parties”) or the Placement Agent has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscribed Notes, and none of the Transaction Parties or the Placement Agent shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Notes or, upon conversion, the Note Equity Securities.

2.1.14.            [Reserved].

2.1.15.            Subscriber is not a foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) and that will acquire a substantial interest in the Issuer as a result of the purchase and sale of Subscribed Notes or, upon conversion, the Note Equity Securities hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Issuer from and after the Closing as a result of the purchase and sale of the Subscribed Notes hereunder.

2.1.16.            On each date the Purchase Price would be required to be funded to the Issuer pursuant to Section 3, Subscriber will have sufficient immediately available funds to pay the Purchase Price pursuant to Section 3.

2.1.17.            No broker, finder or other financial consultant has acted on behalf of Subscriber in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on the Issuer.

2.1.18.            Subscriber agrees that, from the date of this Subscription Agreement until the Closing or the earlier termination of this Subscription Agreement, it will not, nor will any person acting at Subscriber’s direction or pursuant to any understanding with Subscriber, directly or indirectly, engage in any Short Sales with respect to securities of the Issuer. For the purposes hereof, “Short Sales” shall include all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), including through non-U.S. broker dealers or foreign regulated brokers. For the avoidance of doubt, this Section 2.1.18 shall not apply to any sale (including the exercise of any redemption right) of securities of the Issuer (i) held by Subscriber, its controlled affiliates or any person or entity acting on behalf of Subscriber or any of its controlled affiliates prior to the execution of this Subscription Agreement or (ii) purchased by Subscriber, its controlled affiliates or any person or entity acting on behalf of Subscriber or any of its controlled affiliates in open market transactions after the execution of this Subscription Agreement. Notwithstanding the foregoing, (a) nothing herein shall prohibit other entities under common management with Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s participation in the subscription (including Subscriber’s controlled affiliates and/or affiliates) from entering into any short sales and (b) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Class A Common Stock covered by this Subscription Agreement. Notwithstanding the foregoing, Issuer acknowledges and agrees that, notwithstanding anything in this Subscription Agreement to the contrary, the Subscribed Notes and/or the shares of Class A Common Stock may be pledged by Subscriber in connection with a bona fide margin agreement, which shall not be deemed to be a transfer, sale or assignment of the Subscribed Notes and/or the shares of Class A Common Stock hereunder, and Issuer effecting a pledge of the Subscribed Notes and/or the shares of Class A Common Stock shall not be required to provide Issuer with any notice thereof or otherwise make any delivery to Issuer pursuant to this Subscription Agreement. Issuer hereby agrees to execute and deliver such documentation as a pledgee of the Subscribed Notes and/or the shares of Class A Common Stock may reasonably request in connection with a pledge of the Subscribed Notes and/or the shares of Class A Common Stock to such pledgee by Subscriber.

2.1.19.            [Reserved].

2.1.20.            Subscriber acknowledges the Commission’s issuance of the Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies, made on April 12, 2021 and the SEC recent comment to several special purpose acquisition companies, regarding the application of ASC 480-10-99 to its accounting classification of public shares (the “Statements”), and Subscriber agrees that any actions taken by the Issuer in connection with, or as may be necessary or advisable to address the potential implications of, such Statements or review shall not be deemed to constitute a breach of any of the acknowledgements, understandings, agreements, representations, warranties or covenants set forth in this Subscription Agreement; provided, however, that any such actions may not materially and adversely affect the rights of Subscriber (in its capacity as such) under this Subscription Agreement. For the avoidance of doubt, any restatements or the financial statements of the Issuer and any amendments to reports previously filed with the Commission, or delays in filing reports with the Commission, in connection with the Statements or any subsequent related agreements or other guidance from the Commission with respect to the Statements shall not be considered to materially and adversely affect the rights of Subscriber (in its capacity as such) under this Subscription Agreement.

2.2.            The Issuer’s Representations, Warranties and Agreements. To induce Subscriber to purchase the Subscribed Notes, the Issuer hereby represents and warrants to Subscriber and agrees with Subscriber as follows:

2.2.1.            The Issuer has been duly incorporated and is validly existing and in good standing under the laws of the Cayman Islands, with all requisite power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. As of the Closing Date, the Issuer will have been duly domesticated and be validly existing and in good standing under the laws of Delaware, with all requisite power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

2.2.2.            The Subscribed Notes will be duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by Subscriber in accordance with the terms of this Agreement, will be valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors’ rights and remedies generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture pursuant to which such Subscribed Notes are to be issued.

2.2.3.            Upon issuance and delivery of the Subscribed Notes in accordance with this Agreement and in accordance with the Indenture, the Subscribed Notes will be convertible at the option of the holder thereof into Note Equity Securities in accordance the terms of such Subscribed Notes; the Note Equity Securities reserved for issuance upon conversion of the Subscribed Notes have been duly authorized and reserved and, when issued upon conversion of the Subscribed Notes in accordance with their terms, will be validly issued, fully paid and non-assessable, and the issuance of the Subscribed Notes will not be subject to any preemptive or similar rights.

2.2.4.            This Subscription Agreement has been duly authorized, validly executed and delivered by the Issuer and, assuming that this Subscription Agreement constitutes the valid and binding obligation of Subscriber, is the valid and binding obligation of the Issuer, and is enforceable against Issuer in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

2.2.5.            The execution, delivery and performance of this Subscription Agreement (including compliance by the Issuer with all of the provisions hereof), the issuance and sale of the Subscribed Notes and, upon conversion, the Note Equity Securities and the consummation of the other transactions contemplated herein, including the Transactions, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer or any of its subsidiaries pursuant to the terms of any indenture, mortgage, charge, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer or any of its subsidiaries is a party or by which the Issuer or any of its subsidiaries is bound or to which any of the property or assets of the Issuer or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Issuer, Brivo or their respective subsidiaries taken as a whole and including the combined company after giving effect to the Transactions, or materially affects the validity or enforceability of the Subscribed Notes or the Note Equity Securities or the legal authority or other ability of the Issuer to enter into and timely perform its obligations under this Subscription Agreement (collectively, an “Issuer Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of the Issuer or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its subsidiaries or any of its properties that would reasonably be expected to have an Issuer Material Adverse Effect.

2.2.6.            Neither the Issuer, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any security of the Issuer nor solicited any offers to buy any security under circumstances that would adversely affect reliance by the Issuer on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the issuance of the Subscribed Notes or, upon conversion, the Note Equity Securities under the Securities Act.

2.2.7.            Neither the Issuer nor any person acting on its behalf has conducted any general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act, in connection with the offer or sale of any of the Subscribed Notes or the Note Equity Securities, and neither the Issuer nor any person acting on its behalf has offered any of the Subscribed Notes or the Note Equity Securities in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state or applicable non-U.S. securities laws.

2.2.8.            Concurrently with the execution and delivery of this Subscription Agreement the Issuer is entering into the Other Subscription Agreements providing for the sale of an aggregate of $75 million principal amount of Convertible Notes (including the Subscribed Notes purchased and sold under this Subscription Agreement and the purchase price for such Subscribed Notes). Except for the Other Subscription Agreements, as of the date of this Subscription Agreement, there are no other subscription agreements, side letter agreements or other agreements or understandings (including written summaries of any oral understandings) with any other subscriber (except for the Other Subscribers) or any other investor or potential investor with respect to the purchase of securities of the Issuer which include terms and conditions (economic or otherwise) that are materially more advantageous to any such Other Subscriber, investor or potential investor (as compared to Subscriber).

2.2.9.            As of the date of this Subscription Agreement and as of immediately prior to the consummation of the Transactions, the authorized share capital of the Issuer consists of 200,000,000 Class A shares, 20,000,000 Class B shares and 1,000,000 preference shares, $0.0001 par value each. All issued and outstanding shares of the Issuer have been duly authorized and validly issued, are fully paid, non-assessable and are not subject to preemptive or similar rights. Except as set forth above and pursuant to the Other Subscription Agreements and the Business Combination Agreement, and as disclosed in, or in the exhibits included in, the current report on Form 8-K to be filed with the Commission promptly following execution of the Business Combination Agreement (the “Signing 8-K”), there are no outstanding, and between the date hereof and the Closing, the Issuer will not issue, sell or cause to be outstanding any (i) shares, equity interests or voting securities of the Issuer, (ii) securities of the Issuer convertible into or exchangeable for shares or other equity interests or voting securities of the Issuer, (iii) options, warrants or other rights (including preemptive rights) or agreements, arrangements or commitments of any character, whether or not contingent, of the Issuer to subscribe for, purchase or acquire from any individual, entity or other person, and no obligation of the Issuer to issue, any ordinary shares of the Issuer, or any other equity interests or voting securities in the Issuer or any securities convertible into or exchangeable or exercisable for such shares or other equity interests or voting securities, (iv) equity equivalents or other similar rights of or with respect to the Issuer, or (v) obligations of the Issuer to repurchase, redeem, or otherwise acquire any of the foregoing securities, shares, options, equity equivalents, interests or rights. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Issuer is a party or by which it is bound relating to the voting of any securities of the Issuer, other than as contemplated by the Business Combination Agreement and the Ancillary Agreements (as defined in the Business Combination Agreement) and in the Signing 8-K. There are no securities or instruments issued by or to which the Issuer is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (a) the Subscribed Notes, (b) the Convertible Notes to be issued pursuant to any Other Subscription Agreement or (c) the Note Equity Securities issuable by the Issuer upon conversion of any Convertible Notes, that have not been or will not be validly waived on or prior to the closing of the Transactions.

2.2.10.            The Class A ordinary shares of the Issuer are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the New York Stock Exchange (the “NYSE”) under the symbol “CPTK” (it being understood that the trading symbol will be changed in connection with the consummation of the Transactions). Except as disclosed in the Issuer’s filings with the Commission, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Issuer, threatened against the Issuer by the NYSE or the Commission, respectively, to prohibit or terminate the listing of the Class A ordinary shares on the NYSE or to deregister the Class A ordinary shares under the Exchange Act. The Issuer has taken no action that is designed to terminate the registration of the Class A ordinary shares under the Exchange Act.

2.2.11.            Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 2.1 of this Subscription Agreement, (i) no registration under the Securities Act is required for the offer and sale of the Subscribed Notes or Note Equity securities by the Issuer to Subscriber and (ii) no consent, waiver, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Issuer in connection with the consummation of the transactions contemplated by this Subscription Agreement, except for filings pursuant to applicable state securities laws and filings required to consummate the Transactions as provided under the Business Combination Agreement.

2.2.12.            There are no pending or, to the knowledge of the Issuer, threatened, suits, claims, actions or proceedings which would, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect. There is no unsatisfied judgment or any open injunction, decree, ruling or order binding upon the Issuer, which would, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect; provided, that the Issuer’s ongoing review of the implications of the Commission’s issuance of the Statement, and any actions taken by the Issuer in connection with such review or statement, shall be deemed not to be an Issuer Material Adverse Effect within the meaning of the foregoing definition. For the avoidance of doubt, any restatement of the financial statements of the Issuer and any amendments to reports previously filed with the Commission, or any delays in filing reports with the Commission, insofar as related to the Statement or any subsequent related agreements or other guidance from the Commission with respect to the Statement, shall not be considered to constitute or result in an Issuer Material Adverse Effect.

2.2.13.            The Issuer is in compliance with all applicable laws, except where such non-compliance, individually or in the aggregate, would not reasonably be expected to have an Issuer Material Adverse Effect. The Issuer has not received any written communication from a governmental entity, exchange or self-regulatory organization that alleges that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have an Issuer Material Adverse Effect.

2.2.14.            The Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Issuer of this Subscription Agreement (including the issuance of the Subscribed Notes and the issue of the Note Equity Securities), other than (i) filings with the Commission, (ii) filings required by applicable state securities laws, (iii) filings required in accordance with Section 4, (iv) those required by the NYSE, and (v) filings, the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect.

2.2.15.            At the Closing, the Issuer will be classified as a domestic corporation for U.S. federal income tax purposes.

2.2.16.            The Issuer, Merger Sub I and Merger Sub II (i) have duly and timely filed (taking into account any extension of time within which to file) all material tax returns required to be filed by any of them as of the date hereof and all such filed tax returns are complete and accurate in all material respects; (ii) have timely paid all material taxes that are shown as due on such filed tax returns and any other material taxes that the Issuer, Merger Sub I or Merger Sub II are otherwise obligated to pay, except with respect to taxes not yet due and payable that are being contested in good faith and with respect to which adequate reserves have been made in accordance with GAAP, and no material penalties or charges are due with respect to the late filing of any tax return required to be filed by or with respect to any of them on or before the Closing Date; (iii)  have not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency; and (iv) do not have any deficiency, audit, examination, investigation or other proceeding in respect of material taxes or material tax matters pending or proposed or threatened in writing, for a tax period which the statute of limitations for assessments remains open.

2.2.17.            The Issuer has made available to Subscriber (including via the Commission’s EDGAR system) a true, correct and complete copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other documents filed by the Issuer with the Commission prior to the date of this Subscription Agreement (the “SEC Documents”), which SEC Documents, except in the case of the accounting treatment of the warrants and the reclassification of certain equity securities of the Issuer as temporary equity, as of their respective filing dates, complied in all material respects with the requirements of the Exchange Act applicable to the SEC Documents and the rules and regulations of the Commission promulgated thereunder and applicable to the SEC Documents. Except in the case of the accounting treatment of the warrants and the reclassification of certain equity securities of the Issuer as temporary equity in certain financial statements contained in the SEC Documents, each of the financial statements (including, in each case, any notes thereto) contained in the SEC Documents was prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission and/or subject to the Statements) and each fairly presents, in all material respects, subject to the Statements, the financial position, results of operations and cash flows of the Issuer as at the respective dates thereof and for the respective periods indicated therein. None of the SEC Documents filed under the Exchange Act, contained, when filed or, if amended prior to the date of this Subscription Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Issuer makes no such representation or warranty with respect to the registration statement on Form S-4 to be filed by the Issuer with respect to the Transactions or any other information relating to Brivo or any of its affiliates included in any SEC Document or filed as an exhibit thereto, such representation and warranty is made to the Issuer’s knowledge. The Issuer has timely filed, which for the avoidance of doubt includes complying with the provision of Rule 12b-25 under the Exchange Act, each report, statement, schedule, prospectus and registration statement that the Issuer was required to file with the Commission since its inception and through the date hereof. There are no material outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the SEC Documents.

2.2.18.            No broker, finder or other financial consultant has acted on behalf of the Issuer in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on Subscriber. Except for the Placement Agent, the Issuer has not paid, and is not obliged to pay, any brokerage, finder or other commission or similar fee in connection with the issuance and sale of the Subscribed Notes.

2.2.19.            The Issuer is not, and immediately after receipt of payment for the Subscribed Notes will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.2.20.            The Issuer and Brivo are solely responsible for paying any fees or other commission owed to the Placement Agent in connection with the Transactions or the transactions contemplated by this Subscription Agreement.

2.2.21.            Neither the Issuer nor any of its subsidiaries nor, to the knowledge of the Issuer, any director, officer, agent, employee or affiliate of the Issuer or any of its subsidiaries is an individual or entity (a “Person”) that is, or is owned or controlled by a Person that is, currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the OFAC or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty's Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Issuer or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Crimea and Syria (each, a “Sanctioned Country”). Since the Issuer’s inception, the Issuer and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

2.2.22.            The operations of the Issuer and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of all jurisdictions where the Issuer or any of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Issuer, threatened.

3.            Settlement Date and Delivery.

3.1.            Closing. The closing of the Subscription contemplated hereby (the “Closing”) shall occur immediately prior to the consummation of the Transactions (the date of the Closing, the “Closing Date”); provided, however, that such Closing Date shall not occur until the day after the Domestication.

3.2.            Upon written notice from (or on behalf of) the Issuer to Subscriber (the “Closing Notice”) at least seven (7) Business Days prior to the date that the Issuer reasonably expects all conditions to the consummation of the Transactions under the Business Combination Agreement to be satisfied or waived, as applicable, (the “Expected Closing Date”), upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 3 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction of those conditions, provided that, for this purpose, the completion of the Domestication will be treated as a condition to be satisfied at the Closing) Subscriber shall deliver to the Issuer, the Purchase Price for the Subscribed Notes, (i) no later than two (2) Business Days prior to the Expected Closing Date by wire transfer of U.S. dollars in immediately available funds to an escrow account established by the Issuer with a third party financial institution pursuant to an escrow agreement (the “Escrow Agreement”), as specified by the Issuer in the Closing Notice, with such funds to be held in a segregated escrow account until the Closing, or (ii) to an account specified by the Issuer and as otherwise mutually agreed by Subscriber and the Issuer (“Alternative Settlement Procedures”). If Subscriber is a QIB, Subscriber shall also deliver to the Issuer such information as is reasonably requested in the Closing Notice in order for the Issuer to issue and deliver the Subscribed Convertible Notes through the facilities of The Depository Trust Company (“DTC”) to Subscriber or its nominee, including, without limitation, a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8. For the avoidance of doubt, Alternative Settlement Procedures pursuant to clause (ii) of this Section 3.2 shall include Subscriber delivering to the Issuer on the Closing Date the Purchase Price for the Subscribed Notes by wire transfer of U.S. dollars in immediately available funds to the account specified by the Issuer in the Closing Notice against delivery to the undersigned of the Subscribed Notes. Upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 3, at the Closing, (i) the Purchase Price shall be released from escrow automatically, and without further action by the Subscriber, upon notice by the Issuer to the escrow agent according to the Escrow Agreement that Closing is going to occur imminently; (ii) the Issuer shall deliver the Purchase Fee to Subscriber to an account specified by the Subscriber and (iii) the Issuer shall use reasonable best efforts to deliver to Subscriber or its nominee the Convertible Notes in book entry form through the facilities of DTC (or, if settlement through DTC is not reasonably feasible at such time, or as otherwise agreed by Subscriber, the Convertible Notes in definitive, certificated form). In the event that the consummation of the Transaction does not occur within two (2) Business Days after the Expected Closing Date specified in the Closing Notice (the “Closing Outside Date”), unless otherwise agreed to in writing by the Issuer and Subscriber, and the Issuer gives notice to the escrow agent that the Closing will not occur, the Escrow Agreement will provide for a prompt release (but in no event later than two (2) Business Days after the Closing Outside Date) of the funds so delivered by Subscriber to the escrow account by wire transfer in immediately available funds to the account specified by Subscriber, and any book entries shall be deemed cancelled. Notwithstanding such return or cancellation, (i) a failure to close on the Expected Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 3 to be satisfied or waived on or prior to the Closing Date, and (ii) unless and until this Subscription Agreement is terminated in accordance with Section 5 hereof, Subscriber shall remain obligated (A) to redeliver funds to the Issuer following the Issuer’s delivery to Subscriber of a new Closing Notice and (B) to consummate the Closing upon satisfaction of the conditions set forth in this Section 3. For purposes of this Subscription Agreement, “Business Day” means any day that, in New York, New York, is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close.

3.3.            Conditions to Closing of the Issuer.

The Issuer’s obligations to sell and issue the Subscribed Notes at the Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver by the Issuer, on or prior to the Closing Date, of each of the following conditions:

3.3.1.            Representations and Warranties Correct. The representations and warranties made by Subscriber in Section 2.1 hereof shall be true and correct in all material respects when made (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects), and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true in all respects) with the same force and effect as if they had been made on and as of said date, but in each case without giving effect to consummation of the Transactions.

3.3.2.            Compliance with Covenants. Subscriber shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by Subscriber at or prior to the Closing; provided, that this condition shall be deemed satisfied unless written notice of such non-compliance is provided by Issuer to Subscriber, and Subscriber fails to cure such non-compliance in all material respects within five (5) Business Days of receipt of such notice.

3.3.3.            Delivery of Tax Forms. Subscriber has delivered the tax forms or other documentation as required by Section 12.16 (Withholding Taxes) of the Indenture.

3.3.4.            Closing of the Transactions. All conditions precedent to the closing of the Transactions set forth in the Business Combination Agreement shall have been satisfied or waived in writing by the party entitled to the benefit thereof under the Business Combination Agreement (other than those conditions which, by their nature, may only be satisfied at the consummation of the Transactions, but subject to satisfaction or waiver by such party of such conditions as of the consummation of the Transactions), and the Transactions will be consummated immediately following the Closing.

3.3.5.            Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, statute, rule or regulation enjoining or prohibiting the consummation of the Subscription.

3.4.            Conditions to Closing of Subscriber.

Subscriber’s obligation to purchase the Subscribed Notes at the Closing is subject to the fulfillment or (to the extent permitted by applicable law) written waiver by Subscriber, on or prior to the Closing Date, of each of the following conditions:

3.4.1.            Representations and Warranties Correct. The representations and warranties made by the Issuer in Section 2.2 hereof shall be true and correct in all material respects when made (other than representations and warranties that are qualified as to materiality or Issuer Material Adverse Effect, which representations and warranties shall be true and correct in all respects), and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (in each case, other than representations and warranties that are qualified as to materiality or Issuer Material Adverse Effect, which representations and warranties shall be true and correct in all respects) with the same force and effect as if they had been made on and as of said date, but in each case without giving effect to consummation of the Transactions.

3.4.2.            Compliance with Covenants. The Issuer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by the Issuer at or prior to the Closing.

3.4.3.            Closing of the Transactions. (i) All conditions precedent to the consummation of the mergers set forth in the Business Combination Agreement shall have been satisfied or waived by the party entitled to the benefit thereof under the Business Combination Agreement (other than those conditions that may only be satisfied at the consummation of the mergers, but subject to satisfaction or waiver by such party of such conditions as of the consummation of the mergers); (ii) no amendment or modification of, or waiver under the Business Combination Agreement shall have occurred that would reasonably be expected to materially and adversely affect the Issuer and/or the economic benefits to Subscriber under this Subscription Agreement without having received Subscriber’s prior written consent; (iii) the mergers will be consummated immediately following the Closing; and (iv) there shall not have occurred and be continuing any Company Material Adverse Effect (as described in the Business Combination Agreement) or Issuer Material Adverse Effect (as defined herein).

3.4.4.            Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, statute, rule or regulation enjoining or prohibiting consummation of the transactions contemplated by this Subscription Agreement or the Transactions and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition.

3.4.5.            Listing. No suspension of the qualification of the Class A Common Stock for offering or sale or trading in any jurisdiction, and no suspension or removal from listing of the Class A Common Stock on the NYSE, and no initiation or threatening of any proceedings for any of such purposes or delisting, shall have occurred.

3.4.6.            Other Conditions.

(a)            Within 30 days of the date of this Subscription Agreement (the “Collateral Effectiveness Date”), the Issuer shall have provided (i) final drafts of one or more security agreements, which would provide for first lien security interests on substantially all the assets of the Company and its Subsidiaries (the “Security Interest”) for the benefit of the Holders in the event the springing first lien provision contained in the Indenture were triggered, substantially in the form of the security agreement securing Brivo’s credit agreement with CIBC (the “CIBC Agreement”) as of the date hereof (or such other form as may be agreed among the Issuer and the Investor), together with the forms of any other agreements reasonably necessary to perfect the Security Interest for the benefit of the Holders (such documents outlined in this 3.4.6(a), collectively, being the “Collateral Documents”) and (ii) to the extent a Revolving Credit Facility (as defined in the Indenture) exists on the Collateral Effectiveness Date, a customary form of an intercreditor agreement, which shall provide for customary rights and agreements among the pari passu first lien creditors of the Company and its Subsidiaries, including the lender under such Revolving Credit Facility and the Holders, which agreement, for the avoidance of doubt, shall provide the Holders with a “buyout” right in respect of the Revolving Credit Facility, among other rights (the “Form Intercreditor Agreement”), and with respect to any documents provided under this Section 3.4.6 (a), which drafts and forms shall be in form and substance acceptable to Subscriber and its counsel;

(b)            The Indenture, in form and substance as attached as Exhibit A hereto, shall have been executed by the applicable parties thereto;

(c)            Each of (i) the Collateral Documents and (ii) the Form Intercreditor Agreement, in the event a Revolving Credit Facility exists on the Closing Date, shall have been executed by the applicable parties thereto;

(d)            The Issuer shall not have entered into any Other Subscription Agreement with a lower purchase price per $1,000 principal amount of the Notes or other terms (economic or otherwise) substantially more favorable to such Other Subscriber or investor than as set forth in this Subscription Agreement;

(e)            After giving pro forma effect to the Transactions, (i) a minimum of $95,000,000.00 of unrestricted cash shall be held by the Issuer and its Subsidiaries (the “Minimum Cash Liquidity”) and (ii) to the extent a Revolving Credit Facility exists on the Closing Date, the Minimum Cash Liquidity, when taken together with the undrawn but available commitments of the Issuer under the Revolving Credit Facility shall be not less than $115,000,000.00;

(f)            All the amounts outstanding under the CIBC Agreement shall have been repaid and the CIBC Agreement shall have been terminated unless it is the Revolving Credit Facility that exists on the Closing Date;

(g)            the Subscriber shall have received an opinion of either Davis Polk & Wardwell LLP or Latham & Watkins LLP, as counsel to the Issuer, dated the Closing Date and addressed to the Subscriber, in form and substance reasonably satisfactory to Subscriber and its counsel, with respect to:

(i)            due authorization, execution, delivery and enforceability of the Indenture, the Subscribed Notes and the Collateral Documents and the Form Intercreditor Agreement (if any) (collectively, the “Opinion Documents”) by each of the Issuer, the Company or any of Subsidiaries of any of the foregoing (each, an “Opinion Party” and collectively, the “Opinion Parties”);

(ii)            the execution and delivery by the each Opinion Party of the Opinion Documents to which such Opinion Party is a party and the performance by each Opinion Party of the Opinion Documents to which it is a party will not breach or result in a breach of such Opinion Party’s organizational documents or a default under any material agreement to which such Opinion Party or any of its subsidiaries is a party;

(iii)            the absence of defaults or violations of New York law, the Delaware General Corporation Law (the ”DGCL”) or federal law or regulation, or any order known to such counsel issued by any court or governmental authority acting pursuant to federal or New York statute or the DGCL, resulting from the execution and delivery of the Opinion Documents by each Opinion Party and the issuance of the Subscribed Notes by the Issuer in accordance with the terms of the Indenture;

(iv)            the absence of required consents, approvals, authorizations, orders, filings, registrations or qualifications of or with any federal, New York State or Delaware governmental agency or body in connection with the execution and delivery by any Opinion Party of the Opinion Documents, the issuance of the Subscribed Notes by the Issuer in accordance with the terms of the Indenture or the performance by any Opinion Party of its payment obligations under the Opinion Documents;

(h)            the Issuer shall have paid all fees and expenses due to the Subscriber pursuant to Section 6.14 as well as the Purchase Fee; and

(i)            the Subscriber shall have received a certificate or certificates signed by any two officers of the Issuer, dated the Closing Date, in which each such officer shall state that the conditions set forth in this Section 3.4 are satisfied as of the Closing Date.

4.            Registration Rights.

4.1.            The Issuer agrees that, as soon as reasonably practicable (but in any case no later than forty-five (45) calendar days after the Closing Date (the “Filing Date”)), it will file with the SEC (at its sole cost and expense) a registration statement (the “Registration Statement”) registering such resale of the Registrable Securities (as defined below), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than earlier of (i) the 60th calendar day (or 90th calendar day if the SEC notifies the Issuer that it will “review” the Registration Statement) following the Closing Date and (ii) the 10th Business Day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that the Issuer’s obligations to include the Registrable Securities in the Registration Statement are contingent upon Subscriber furnishing a completed and executed selling shareholders questionnaire in customary form to the Issuer that contains the information required by Commission rules for a Registration Statement regarding Subscriber, the securities of the Issuer held by Subscriber and the intended method of disposition of the Registrable Securities to effect the registration of the Registrable Securities, and Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement, if applicable, as permitted hereunder; and provided further, that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Securities. For purposes of clarification, any failure by the Issuer to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file or effect the Registration Statement as set forth above in this Section 4. For purposes of this Section 4, “Registrable Securities” shall mean, as of any date of determination, the Note Equity Securities and any other equity security issued or issuable with respect to the Note Equity Securities by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. The Issuer will provide a draft of the Registration Statement to Subscriber for review at least five (5) business days in advance of filing the Registration Statement. In no event shall Subscriber be identified as a statutory underwriter in the Registration Statement, unless requested by the Commission and consented to, in writing, by Subscriber. Notwithstanding the foregoing, if the Commission prevents the Issuer from including any or all of the Note Equity Securities proposed to be registered for resale under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Note Equity Securities by the applicable shareholders or otherwise, (i) such Registration Statement shall register for resale such number of Note Equity Securities, which is equal to the maximum number of Note Equity Securities as is permitted by the Commission and (ii) the number of Issuer’s Securities to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders; and as promptly as practicable after being permitted to register additional Note Equity Securities under Rule 415 under the Securities Act, the Issuer shall amend the Registration Statement or file a new Registration Statement to register such Note Equity Securities not included in the initial Registration Statement and cause such amendment or Registration Statement to become effective as promptly as practicable.

4.2.            In the case of the registration effected by the Issuer pursuant to this Subscription Agreement, the Issuer shall, upon reasonable request, inform Subscriber as to the status of such registration. At its sole cost and expense, the Issuer shall:

4.2.1.            except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Issuer determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) Subscriber ceases to hold any Registrable Securities and (ii) the date all Registrable Securities held by Subscriber may be sold without restriction under Rule 144, including any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable);

4.2.2.            advise Subscriber, as promptly as practicable but in any event within five (5) Business Days:

(a)            of when a Registration Statement or any post-effective amendment thereto has become effective;

(b)            of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(c)            of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(d)            subject to the provisions in this Subscription Agreement, of the Issuer becoming aware of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising Subscriber of such events, provide Subscriber with any material, non-public information regarding the Issuer other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (a) through (d) above constitutes material, non-public information regarding the Issuer.

4.2.3.            use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

4.2.4.            upon the occurrence of any Suspension Event (as defined below), except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Issuer shall use its commercially reasonable efforts to, as soon as reasonably practicable, prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

4.2.5.            use its commercially reasonable efforts to cause all Note Equity Securities to be listed on each securities exchange or market, if any, on which the Issuer’s common stock is then listed; and

4.2.6.            (i) use its commercially reasonable efforts to cause the removal of the restrictive legends from any Note Equity Securities (x) being sold under the Registration Statement at the time of sale of such Registrable Securities or (y) being sold pursuant to Rule 144 at the time of sale of such Securities, and (ii) request its legal counsel to deliver an opinion, if necessary, to the transfer agent to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, in each case upon the receipt of customary representations and other documentation, if any, from the Holder as reasonably requested by the Issuer, its legal counsel or the transfer agent, establishing that restrictive legends are no longer required. “Holder” shall mean Subscriber or any affiliate of Subscriber to which the rights under this Section 4 shall have been assigned.

4.3.            If any of the following events shall occur as a result of the Issuer’s failure to satisfy its obligations under this Section 4 (each, a “Registration Default”), then the Issuer shall pay additional interest on the Subscribed Notes (“Additional Interest”) to the Subscriber as follows:

4.3.1.            if the Registration Statement has not been declared effective on or prior to the date that is twelve (12) full calendar months after the Closing Date (“Additional Interest Date”), then commencing on the Additional Interest Date, Additional Interest shall accrue on the aggregate outstanding principal amount of the Subscribed Notes at a rate of 0.25% per annum for the first ninety (90) days from and including the Additional Interest Date and 0.50% per annum thereafter;

4.3.2.            if the Issuer through its omission fails to name the Subscriber as a selling securityholder and such selling securityholder had complied timely with its obligations hereunder in a manner to entitle such selling securityholder to be so named in (i) the Registration Statement at the time it first became effective or (ii) any prospectus at the later of time of filing thereof or the time the Registration Statement of which such prospectus forms a part becomes effective, then Additional Interest shall accrue, on the aggregate outstanding principal amount of the Subscribed Notes held by such Subscriber, at a rate of 0.25% per annum for the first ninety (90) days from and including the effective date of such Registration Statement or the time of filing of such prospectus, as the case may be, and 0.50% per annum thereafter, until such selling securityholder is so named; or

4.3.3.            if the Registration Statement has been declared or becomes effective but ceases on or after the Additional Interest Date to be effective or usable for the offer and sale of the Underlying Securities, other than a Suspension Event as described in paragraph (a) or as a result of a requirement to file a post-effective amendment for purposes of Section 10(a)(3) of the Securities Act or to file a post-effective amendment or supplement to a prospectus to make changes to the information regarding selling securityholders or the plan of distribution provided for therein, at any time following the Effectiveness Deadline and the Company does not cure the lapse of effectiveness or usability within ten (10) Business Days, then Additional Interest shall accrue on the aggregate outstanding principal amount of the Subscribed Notes at a rate of 0.25% per annum for the first ninety (90) days from and including the day following such tenth (10th) Business Day and 0.50% per annum thereafter.

4.3.4.            If a Registration Default occurs, the Additional Interest will accrue on the Subscribed Notes of the Subscriber from, and including, the date set forth in Sections 4.3.1 through 4.3.3, respectively, for such Registration Default, until the earlier of (1) the day on which such Registration Default is cured and (2) the date on which the Registration Statement is no longer required to be kept effective. Any amounts of Additional Interest due pursuant to this Section 4 will be payable in cash on the date for payment of the stated interest on the Subscribed Notes to the Subscriber who is a holder of the Subscribed Notes of record as of the close of business on the relevant record dates for the payment of stated interest.

4.3.5.            The Additional Interest rate on any Subscribed Notes (together with any Special Interest (as defined in the Indenture)) shall not accrue on any day at a combined rate in excess of 0.50% per annum and shall not be payable under more than one clause above for any given period of time, except that if Additional Interest would be payable because of more than one Registration Default, but at a rate of 0.25% per annum under one Registration Default and at a rate of 0.50% per annum under the other, then the Additional Interest rate shall be the higher rate of 0.50% per annum.

4.3.6.            Notwithstanding any provision in this Agreement or in the Indenture to the contrary, in no event shall interest, including Additional Interest, accrue to holders of shares of Note Equity Securities issued upon conversion of some or all Subscribed Notes of the Subscriber, except in the case of Subscribed Notes that are surrendered for conversion after 5:00 p.m., New York City time, on the regular Interest Record Date (as defined in the Indenture) immediately preceding the maturity date of the Subscribed Notes or, if the Company has specified a Fundamental Change Purchase Date (as defined in the Indenture) that is after a regular Interest Record Date and on or prior to the corresponding Interest Payment Date (as defined in the Indenture) and such Subscribed Notes are surrendered for conversion after such regular Interest Record Date and on or prior to such Interest Payment Date.

4.4.            Piggyback Registration for Underwritten Offerings.

4.4.1.            If (but without any obligation to do so) the Issuer proposes to register any of its Class A Common Stock under the Securities Act in connection with an underwritten offering of such securities solely for cash, then the Issuer shall give written notice of such proposed offering to the Subscriber as soon as practicable but not less than ten (10) days before the anticipated filing date of the “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering and the name of the proposed managing underwriter or underwriters in such offering, and (B) offer to the Subscriber the opportunity to include in such underwritten offering such number of Note Equity Securities as the Subscriber may request in writing within five (5) days after receipt of such written notice (such registered offering, a “Piggyback Registration”). Subject to Section 5(h)(ii), the Issuer shall, in good faith, cause such Note Equity Securities to be included in such Piggyback Registration and shall use its commercially reasonable efforts to cause the managing underwriter or underwriters of such Piggyback Registration to permit the Note Equity Securities requested by the Subscriber pursuant to this Section 5(h)(i) to be included therein on the same terms and conditions as any similar securities of the Issuer included in such registered offering and to permit the sale of such Note Equity Securities in accordance with the intended method of distribution thereof. The inclusion of any of the Subscriber’s Note Equity Securities in a Piggyback Registration shall be subject to Subscriber agreeing to enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwritten offering.

4.4.2.            If the total amount of securities, including Note Equity Securities of the Subscriber, requested to be included in such offering exceeds the amount of securities sold other than by the Issuer that the underwriters determine in their reasonable discretion is compatible with the success of the offering, then the Issuer shall be required to include in the offering only that number of such securities, Note Equity Securities, which the underwriters determine in their reasonable discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling security holders according to the total amount of securities entitled to be included therein owned by each selling security holder or in such other proportions as shall mutually be agreed to by such selling security holders).

4.4.3.            Subscriber shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the underwriter or underwriters (if any) of its intention to withdraw from such Piggyback Registration prior to the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Issuer (whether on its own good faith determination or as the result of a request for withdrawal by persons or entities pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement or otherwise abandon such offering. Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall be responsible for all registration and filing fees, national securities exchange fees, blue sky fees and expenses, printing expenses and fees and disbursement of the Issuer’s counsel and accountants incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 4.4.3.

4.4.4.            Subscriber shall have the right to irrevocably waive its rights under this Section 4.4 (without prejudicing or altering its other rights under this Section 4) by providing written notice to the Issuer in accordance with this Subscription Agreement, in which case the Issuer will not provide any notice contemplated by this Section 4.4.

4.5.            Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall be entitled to delay or postpone the effectiveness of a Registration Statement and, from time to time, to require Subscriber not to sell under a Registration Statement or to suspend the effectiveness thereof (i) as may be necessary in connection with the preparation and filing of a post-effective amendment to such Registration Statement following the filing of the Issuer’s Annual Report on Form 10-K or (ii) if the filing, effectiveness or continued use of any such Registration Statement would require the Issuer to make any public disclosure of material non-public information, which disclosure, in the good faith determination of the board of directors of the Issuer, after consultation with legal counsel to the Issuer, (a) would be required to be made in order for the applicable Registration Statement not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, and (c) the Issuer has a bona fide business purpose for not making such information public (each such circumstance, a “Suspension Event”); provided, however, that the Issuer may not delay or suspend the Registration Statement on more than two occasions or for more than forty-five (45) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Issuer of the happening of any Suspension Event (which notice shall not contain material nonpublic information, unless consented to in writing by Subscriber) during the period that the Registration Statement is effective, or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (1) it will immediately discontinue offers and sales of the Note Equity Securities under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or, unless otherwise notified by the Issuer, that it may resume such offers and sales, and (2) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer except (A) for disclosure to Subscriber’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by law. If so directed by the Issuer, Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Note Equity Securities in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Note Equity Securities shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

4.6.            Subscriber may deliver written notice (including via email in accordance with Section 6.3) (an “Opt-Out Notice”) to the Issuer requesting that Subscriber not receive notices from the Issuer otherwise required by Section 4.5; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) the Issuer shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify the Issuer in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 4.6) and the related suspension period remains in effect, the Issuer will so notify Subscriber, within one (1) business day of Subscriber’s notification to the Issuer, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event immediately upon its availability.

4.7.            The parties hereto agree that:

4.7.1.            The Issuer shall, notwithstanding any termination of this Subscription Agreement, indemnify and hold harmless, to the extent permitted by law, Subscriber (to the extent Subscriber is named as a seller under the Registration Statement), its officers, directors, agents, partners, members, managers, shareholders, affiliates, employees and investment advisers and each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and its officers, directors, partners, members, managers, shareholders, agents, affiliates, employees and investment advisers, from and against any and all losses, claims, damages, liabilities, costs and expenses (including any reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) (collectively, “Losses”), as incurred, that arise out of or are based upon any (i) untrue or alleged untrue statement of material fact contained in any Registration Statement (or incorporated by reference therein), prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (ii) any violation or alleged violation, except insofar as the same are caused by or contained in any information regarding Subscriber furnished in writing to the Issuer by or on behalf of Subscriber expressly for use therein or Subscriber has omitted a material fact from such information; provided, however, that the indemnification contained in this Section 4.7 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Issuer (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Issuer be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in connection with any failure of Subscriber to deliver or cause to be delivered a prospectus made available to Subscriber by the Issuer in a timely manner, (B) as a result of offers or sales effected by or on behalf of Subscriber by means of a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized by the Issuer, or (C) in connection with any offers or sales effected by or on behalf of Subscriber in violation of Section 4.7 hereof. The Issuer shall notify Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 4 of which the Issuer is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party.

4.7.2.            Subscriber agrees, severally and not jointly with any person that is a party to the Other Subscription Agreements or any other selling stockholder named in the Registration Statement, to indemnify and hold harmless, to the extent permitted by law, the Issuer, its directors, officers, employees and agents and each person who controls the Issuer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) against any and all Losses, as incurred, that arise out of or are based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing to the Issuer by such Subscriber expressly for use therein; provided, however, that the indemnification contained in this Section 4.7 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary herein, in no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Subscribed Notes purchased pursuant to this Subscription Agreement giving rise to such indemnification obligation. Subscriber shall notify the Issuer promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 4 of which Subscriber is aware.

4.7.3.            Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgement a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with legal counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one legal counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include (x) a statement or admission of fault and culpability on the part of such indemnified party, and (y) which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.7.4.            The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of the Subscribed Notes purchased pursuant to this Subscription Agreement.

4.7.5.            If the indemnification provided under this Section 4.7 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 4, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.7 from any person who was not found guilty of such fraudulent misrepresentation. In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Note Equity Securities received pursuant to this Subscription Agreement giving rise to such contribution obligation.

5.            Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereto hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (i) such date and time as the Business Combination Agreement is validly terminated in accordance with its terms without the Transactions being consummated, (ii) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement and (iii) at the election of Subscriber after July 9, 2022 if the Closing shall not have occurred; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Issuer shall promptly notify Subscriber of the termination of the Business Combination Agreement promptly after the termination of such agreement. If this Subscription Agreement terminates following the delivery by Subscriber of the Purchase Price, the Issuer shall promptly (but not later than one (1) business day thereafter) return or direct its escrow agent to return the Purchase Price to Subscriber, whether or not the consummation of the Transactions shall have occurred.

6.            Miscellaneous.

6.1.            Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

6.1.1.            Subscriber acknowledges that the Issuer will rely on the acknowledgments, understandings, agreements, representations and warranties made by Subscriber contained in this Subscription Agreement. The Issuer acknowledges that Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties made by the Issuer contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Issuer if any of the acknowledgments, understandings, agreements, representations and warranties made by Subscriber set forth herein are no longer accurate in all material respects (except with respect to representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects). Prior to the Closing, Issuer agrees to promptly notify the Subscriber if it becomes aware of any of the acknowledgments, understandings, representations and warranties made by Issuer set forth herein are no longer accurate in all material respects (except with respect to representations and warranties that are qualified as to materiality or Issuer Material Adverse Effect, which representations and warranties shall be true and correct in all respects).

6.1.2.            Each of the Issuer and Subscriber is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

6.1.3.            The Issuer may request from Subscriber such additional information as the Issuer may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Notes, and Subscriber shall provide such information as may be reasonably requested, to the extent within Subscriber’s possession and control or otherwise readily available to Subscriber and to the extent consistent with Subscriber’s internal policies and procedures, provided that the Issuer agrees to keep confidential any such information provided by Subscriber except (i) as necessary to include in any registration statement required to be filed hereunder, (ii) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities or (iii) to the extent such disclosure is required by law, at the request of the staff of the Commission or regulatory agency or under the regulations of any national securities exchange on which the Issuer’s securities, as the case may be, are listed for trading. Subscriber acknowledges and agrees that if it does not provide the Issuer with such requested information, Subscriber’s Note Equity Securities upon conversion from the Subscribed Notes may not be registered for resale pursuant to Section 4 hereof. Subscriber acknowledges that the Issuer may file a copy of this Subscription Agreement (or a form of this Subscription Agreement) with the Commission as an exhibit to a periodic report or a registration statement of the Issuer.

6.1.4.            Other than as set forth in Section 6.14 each of Subscriber and the Issuer shall pay all of its own respective expenses in connection with this Subscription Agreement and the transactions contemplated herein (it being agreed that all expenses related to the Registration Statement are for the account of the Issuer to the extent provided in Section 4). The Issuer shall be responsible for the fees of the Trustee, Transfer Agent, the escrow agent, stamp taxes and all of DTC’s fees associated with the issuance of the Subscribed Notes or Note Equity Securities (other than any tax or duty that is due because the holder of the Subscribed Notes requested such Note Equity Securities to be registered in a name other than such holder’s name).

6.1.5.            The Issuer shall apply the net proceeds received pursuant to this Subscription Agreement and the Other Subscription Agreements in compliance with all applicable laws including, but not limited to, Anti-Money Laundering Laws. The Issuer will not directly or indirectly use the proceeds received pursuant to this Subscription Agreement or the Other Subscription Agreements, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (i) to fund or facilitate any activities of or business with any Person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities or business in any Sanctioned Country or (iii) in any other manner that would reasonably be expected to result in a violation by any Person of Sanctions.

6.2.            [Reserved].

6.3.            Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i) if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii) if to the Issuer, to:

Crown PropTech Acquisitions.

667 Madison Avenue, 12th Floor

New York, NY 10065

Attention:      Richard Chera

Email:            rchera@cacq.com

with a required copy (which copy shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention:      William L. Taylor, Pedro J. Bermeo

Email:            william.taylor@davispolk.com

                       pedro.bermeo@davispolk.com

6.4.            Entire Agreement. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties hereto, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof.

6.5.            Modifications and Amendments. This Subscription Agreement may not be amended, modified, supplemented or waived except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement or waiver is sought (and in the case where the Issuer’s consent is required, also signed by Brivo).

6.6.            Assignment. Neither this Subscription Agreement nor any rights, interests or obligations that may accrue to the parties hereto hereunder (including Subscriber’s rights to purchase the Subscribed Notes) may be transferred or assigned without the prior written consent of the Issuer (such consent not to be unreasonably withheld, conditioned or delayed); provided, that Subscriber’s rights and obligations hereunder may be assigned to any fund or account managed by (x) the same investment manager that manages the Subscriber or (y) an investment manager that is an affiliate of the investment manager that manages the Subscriber (a “Subscriber Affiliate”), in each case without the prior consent of the Issuer, provided that such assignee(s) agrees in writing to be bound by the terms hereof, and upon such assignment by a Subscriber, the assignee(s) shall become Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of Subscriber provided for herein to the extent of such assignment; and provided further that, no assignment shall relieve the assigning party of any of its obligations hereunder, including any assignment to any fund or account managed by the same investment manager as Subscriber.

6.7.            Benefit. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Subscription Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns, except that Brivo and the Placement Agent (as third-party beneficiaries with respect to Section 2, Section 6 and Section 9 hereof) may and will rely on the acknowledgements, understandings, agreements, representations and warranties made by the Issuer and Subscriber in this Subscription Agreement.

6.8.            Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of New York.

6.9.            Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the New York state courts in the Borough of Manhattan in the City of New York; provided, that if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in the U.S. District Court for the Southern District of New York (together with the New York state courts in the Borough of Manhattan in the City of New York, the “Chosen Courts”), in connection with any matter based upon or arising out of this Subscription Agreement. Each party hereto hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum or (v) the venue of such legal proceeding is improper. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by New York law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6.3 and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 6.9, a party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

6.10.            Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

6.11.            No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.12.            Remedies.

6.12.1.            The parties agree that irreparable damage would occur if this Subscription Agreement is not performed or the Closing is not consummated in accordance with its specific terms or is otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 6.9, this being in addition to any other remedy to which any party is entitled at law or in equity, including money damages. The right to specific enforcement shall include the right of the parties hereto to cause the other parties hereto to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 6.12 is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

6.12.2.            The parties acknowledge and agree that this Section 6.12 is an integral part of the transactions contemplated hereby and without the rights granted in this Section 6.12, the parties hereto would not have entered into this Subscription Agreement.

6.13.            Survival of Representations and Warranties and Covenants. All representations and warranties made by the parties hereto, and all covenants and other agreements of the parties hereto, in this Subscription Agreement shall survive the Closing. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Transactions, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Transactions and remain in full force and effect.

6.14.            Expenses. The Issuer shall reimburse the Subscriber, promptly upon request, which shall not be made until the earliest of: (i) one business day after the Closing or (ii) upon the termination of the Business Combination Agreement, for the reasonable, documented out-of-pocket costs and expenses of the Subscriber, not exceeding $400,000 in the aggregate (without the prior written consent of the Issuer, which consent shall not be unreasonably withheld), whether or not the contemplated transactions herein have been closed. If the Subscribed Notes are in the future secured by liens, the Issuer shall reimburse the Subscriber, promptly upon request, for the reasonable documented out-of-pocket costs and expenses relating to the negotiation and documentation of any related intercreditor agreements with such future lenders and the perfection of such security interest.

6.15.            Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.16.            Counterparts. This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.17.            Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty or covenant. All references in this Subscription Agreement to numbers of shares, per share amounts and purchase prices, or otherwise, shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof, as applicable.

6.18.            Mutual Drafting. This Subscription Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto by virtue of the authorship of any of the provisions of this Subscription Agreement.

6.19.            USRPHC Status. The Issuer is not now and has not been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the five-year period ending on the Closing Date.

7.            Cleansing Statement; Disclosure.

7.1.            The Issuer shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements and the Transactions and any other material non-public information that the Issuer or any of its officers, directors, employees or agents has provided to Subscriber prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, the Issuer represents to Subscriber that Subscriber shall not be in possession of any material, non-public information received from the Issuer or any of its officers, directors, employees or agents, and Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with the Issuer or Brivo, the Placement Agent or any of their respective subsidiaries and/or affiliates, relating to the transactions contemplated by this Subscription Agreement.

7.2.            The Issuer shall not (and shall cause its officers, directors, employees and agents not to) publicly disclose the name of Subscriber or any affiliate or investment adviser of Subscriber, or include the name of Subscriber or any affiliate or investment adviser of Subscriber without the prior written consent (including by e-mail) of Subscriber (i) in any press release or marketing materials, or (ii) in any filing with the Commission or any regulatory agency or trading market, except as required by the federal securities laws, rules or regulations and to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under regulations of the NYSE, in which case the Issuer shall provide Subscriber with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Subscriber regarding such disclosure.

8.            Trust Account Waiver. In addition to the waiver of the Issuer pursuant to Section 8.19 of the Business Combination Agreement, and notwithstanding anything to the contrary set forth herein, each of the Issuer and Subscriber acknowledges that the Issuer has established a trust account containing the proceeds of its initial public offering and from certain private placements (collectively, with interest accrued from time to time thereon, the “Trust Account”). Subscriber agrees that (i) it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, and (ii) it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, in each case in connection with this Subscription Agreement, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have in connection with this Subscription Agreement; provided, however, that nothing in this Section 8 (x) shall serve to limit or prohibit the Subscriber’s right to pursue a claim against Issuer for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief, (y) shall serve to limit or prohibit any claims that the Subscriber may have in the future against Issuer’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds) or (z) shall be deemed to limit Subscriber’s right, title, interest or claim to the Trust Account by virtue of such Subscriber’s record or beneficial ownership of securities of the Issuer, including, but not limited to, any redemption right with respect to any such securities of the Issuer. In the event Subscriber has any Claim against the Issuer under this Subscription Agreement, Subscriber shall pursue such Claim solely against the Issuer and its assets outside the Trust Account and not against the property or any monies in the Trust Account. Subscriber agrees and acknowledges that such waiver is material to this Subscription Agreement and has been specifically relied upon by the Issuer to induce the Issuer to enter into this Subscription Agreement, and Subscriber further intends and understands such waiver to be valid, binding and enforceable under applicable law.

9.            Non-Reliance. Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation, other than the representations, warranties, covenants and agreements of the Issuer expressly set forth in this Subscription Agreement, the Indenture or in the SEC Documents, in making its investment or decision to invest in the Issuer. Subscriber agrees that no Other Subscriber pursuant to this Subscription Agreement, any Other Subscription Agreement or any other agreement related to the private placement of shares of the Issuer’s capital stock or notes of the Issuer (including the controlling persons, officers, directors, partners, agents or employees of any such Subscriber) shall be liable to any Other Subscriber pursuant to this Subscription Agreement, any Other Subscription Agreement or any other agreement related to the private placement of shares of the Issuer’s capital stock for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Subscribed Notes hereunder.

10.            Rule 144.

10.1.1.            From and after such time as the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may allow Subscriber to sell securities of the Issuer to the public without registration may be available to holders of the Issuer’s common stock and until the earlier of (x) the date on which Subscriber no longer owns any Note Equity Securities and (y) the time Subscriber can sell the Note Equity Securities under Rule 144 without any condition or limitation, the Issuer agrees to use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other materials required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, other than Form 8-K reports, and, upon request, will confirm to the Subscriber, if true, that it has complied with the reporting requirements under Section 13 or 15(d) of the Exchange Act, as applicable, other than Form 8-K reports, during the preceding 12 months.

10.1.2.            If the Note Equity Securities are eligible to be sold by the Subscriber without restriction under Rule 144 under the Securities Act, then at Subscriber’s request in connection with a sale of such Note Equity Securities by the Subscriber, the Issuer shall use reasonable best efforts to cause its transfer agent (or DTC, if applicable) to remove any applicable restricted legend upon receipt from the Subscriber of customary representations, warranties and certificates reasonably satisfactory to the Issuer.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Issuer and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

CROWN PROPTECH ACQUISITIONS

By:
Name:
Title:

[Signature Page to Subscription Agreement]

Accepted and agreed this 9th day of November, 2021.

SUBSCRIBER:

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

By:	By:
Name:	Name:
Title:	Title:

Name of Subscriber:	Name of Joint Subscriber, if applicable:

(Please print. Please indicate name and	(Please print. Please indicate name and
Capacity of person signing above)	Capacity of person signing above)

Name in which securities are to be registered	Name in which securities are to be registered
(if different from the name of Subscriber listed directly above):	(if different from the name of Joint Subscriber listed directly above):

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

Subscriber’s EIN:	Joint Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

[Signature Page to Subscription Agreement]

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

Aggregate Number of Subscribed Notes subscribed for:

               [$73,000,000]

Aggregate Purchase Price: $  [73,000,000]

Purchase Fee: $  [2,190,000]

You must pay the Purchase Price by wire transfer of U.S. dollars in immediately available funds, to be held in escrow until the Closing Date, to the account specified by the Issuer in the Closing Notice.

Issuer shall pay, on the Closing Date, the Purchase Fee by wire transfer of U.S. dollars in immediately available funds to the account specified by the Subscriber to the Issuer in writing prior to the Closing Date.

[Signature Page to Subscription Agreement]